Rule 424(b)(2)
File No. 333-33814

Pricing Supplement #93 dated September 16th, 2004
to the Prospectus Dated April 12, 2000
and Prospectus Supplement Dated October 21, 2003


Marshall & Ilsley Corporation
MiNotes SM

Due from 9 Months to 30 Years


Trade Date:	September 13, 2004
Issue Price:	100%


Original Issue Date:	September 16, 2004
Principal Amount:	$348,000


Maturity Date:	March 15, 2012



Interest Rate: 4.45%


Interest Payment Dates: 3/15/05 & Semi-annually thereafter


Purchasing Agent acting as Principal: Merrill Lynch & Co.


Purchasing Agent Commission: 1.20%


Proceeds Before expenses: 98.80% ($343,824.00)


Survivor's Option: Yes


Redemption or Repayment:Callable starting 9/15/06


Redemption/Repayment Terms:
Redeemable at the option of Marshall & Ilsley Corporation on 9/15/06 and each interest payment date thereafter, at a price equal to 100%


Minimum Denomination: $1,000 minimum investment with increments of $1,000


CUSIP No.: 57183MEA4


Original Issue Discount: No

Notes:
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 161

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